Exhibit 99.1

               PHOENIX COLOR CORP. ANNOUNCES 2003 YEAR END RESULTS

                               Phoenix Color Corp.
                                ( $ in Millions)

                                                        Year Ended December 31              Three Months Ended December 31
                                                        2003               2002                2003                2002
                                                        ----               ----                ----                ----
                                                      $      %          $        %           $       %          $         %
Sales.......................................        136.7  100.0      138.0    100.0       30.7    100.0       31.9     100.0
Cost of sales...............................        108.9             107.6                25.3                25.9
                                                 --------         ---------            --------            --------
Gross profit................................         27.8   20.3       30.4     22.0        5.4     17.6        6.0      18.8
Operating expenses..........................         18.5              22.3                 5.8                 6.0
                                                 --------         ---------            --------            --------
Income (loss) from operations...............          9.3    6.8        8.1      5.7       (0.4)    (1.6)        --        --

Interest....................................         12.1              12.7                 2.9                 3.1
Other (income) expenses.....................           --               0.3                 0.1                  --
                                                 --------         ---------            --------            --------
Loss before income taxes....................         (2.8)             (4.9)               (3.4)               (3.1)
Income taxes provision (benefit)............           --              (3.3)                 --                  --
                                                 --------         ---------            --------            --------
Net Loss....................................         (2.8)             (1.6)               (3.4)               (3.1)
                                                 ========         =========            ========            ========

Results for the Three Months Ended December 31, 2003

Consolidated net sales decreased $1.2 million, or 3.8%, to $30.7 million for the three months ended December 31, 2003, from $31.9 million for the same period in 2002. The decrease was primarily attributable to lower sales of book components and books in Rockaway, offset by increases in sales of books in Hagerstown.

Consolidated gross profit decreased $600,000, or 10.0%, to $5.4 million for the three months ended December 31, 2003, from $6.0 million for the same period in 2002. The decrease was primarily attributable to a decrease in sales combined with a decrease in the gross profit margin to 17.6% for the three months ended December 31, 2003, from 18.8% for the same period in 2002. The decrease in the gross profit margin was primarily attributable to increased material costs and overhead costs as a percentage of sales.

Operating expenses decreased $200,000, or 3.3%, to $5.8 million for the three months ended December 31, 2003, from $6.0 million for the same period in 2002. For the three months ended December 31, 2003 the allowance for doubtful accounts was increased by $750,000 due to a customer filing for bankruptcy, while for the same period in 2002, an impairment charge was recorded of $745,000 upon settlement of a receivable from Krause America resulting from a lawsuit.

Operating income decreased $400,000 to a loss of $400,000 for the three months ended December 31, 2003, from breakeven for the same period in 2002. The decrease was due to the factors described above.

Interest expense decreased $200,000, or 6.5%, to $2.9 million for the three months ended December 31, 2003, from $3.1 million for the same period in 2002. The decrease was mainly attributable to a decrease in average borrowings under the revolving line of credit and the paydown of capital leases.

The net loss increased $300,000, or 9.7%, to $3.4 million for the three months ended December 31, 2003, from $3.1 million for the same period in 2002 due to the factors described above.

Results for the Year Ended December 31, 2003

Sales decreased $1.3 million or 0.9% to $136.7 million for the year ended December 31, 2003, from $138.0 million for the same period in 2002. This decrease was primarily the result of a decrease in the volume of sales of book components of 5.7% and of complete books manufactured in Rockaway, New Jersey of 1.1% offset by increases in sales of complete books manufactured in Hagerstown, Maryland of 5.7%. Overall sales of complete books increased 7.1% to $54.4 million for the year ended December 31, 2003 from $50.8 million for the same period in 2002 due to increased volume resulting from our ability to meet customers' expectations with respect to quality and timely delivery. The decrease in overall sales is primarily the result of a soft book publishing market, with shorter runs, excess manufacturing capacity and more aggressive pricing.

Gross profit decreased $2.6 million or 8.6% to $27.8 million for the year ended December 31, 2003, from $30.4 million for the same period in 2002, and the gross profit margin decreased to 20.3% for the year ended December 31, 2003, from 22.0% for the same period in 2002. The decrease in the gross profit margin was primarily attributable to decreased sales and increases in combined material and overhead costs as a percentage of sales, which were 62.2% for the year ended December 31, 2003 compared to 60.5% for the same period in 2002. Labor as a percentage of sales remained unchanged between the years.

Operating expenses decreased $3.8 million or 17.0% to $18.5 million for the year ended December 31, 2003, from $22.3 million for the same period in 2002. Selling, general and administrative expenses increased $300,000 or 1.5% to $20.1 million for the year ended December 31, 2003, from $19.8 million for the same period in 2002, which is primarily attributable to a $750,000 increase in the provision for doubtful accounts attributable to one customer based on the customer having filed for bankruptcy, a $260,000 increase in administrative compensation and a $200,000 increase in legal costs associated with litigation which was concluded in 2003, partially offset by decreases in sales compensation and other selling expenses of $800,000. In 2003 we recognized $2.2 million from the recovery of a prior year restructuring charge as a result of the resolution in 2003 of disputes regarding equipment leases. In 2002, we incurred a non-cash charge of $745,000 for the write down of our receivable relating to our lawsuit with Krause America, and a lease termination charge of $1.8 million for cancellation of our lease at our Taunton, Massachusetts facility.

Operating income increased $1.2 million, or 14.8%, to $9.3 million for the year ended December 31, 2003, from $8.1 million for the same period in 2001. The increase was due to the factors described above.

Interest expense decreased $600,000 or 4.7% to $12.1 million for the year ended December 31, 2003, from $12.7 million for the same period in 2002. The decrease was the result of lower average outstanding debt under the revolving line of credit combined with lower interest rates.

For the year ended December 31, 2003, we did not record a provision for income taxes due to the uncertainty of the realization of certain deferred tax assets created in 2003. In 2002, we recorded a tax benefit of $3.3 million with an effective rate of 66.5%. The tax benefit was recognized due to a decrease in the valuation allowance in 2002 resulting from the passage of the Jobs Creation and Workers Assistance Act in March 2002.

Our net loss increased $1.2 million, or 75.0%, to $2.8 million for the year ended December 31, 2003, from $1.6 million for the same period in 2002, due to the factors described above.

This announcement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of Phoenix Color Corp. and its management with respect to the future performance of the Company. Such statements are subject to a variety of risks and uncertainties, many or which are beyond the Company's control, which could cause actual results to differ materially from those contemplated in such forward-looking statements, including in particular the risks and uncertainties described under "Risk Factors" in the Company's Prospectus. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Date of conference call:            April 8, 2004
Time of conference call:            10:00 AM
Conference call telephone number:   800-988-9634
Pass code:                          LaSorsa
Leader's name:                      Louis LaSorsa